Exhibit 99.1

Intrusion Inc. Reports Third Quarter 2026 Results

Revenue growth reflects first full quarter of VigilAigent contribution and continued stabilization of the legacy business

PLANO, Texas, November 12, 2026 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a provider of AI-powered cyberattack prevention, threat intelligence, and managed cybersecurity solutions, announced today financial results for the third quarter ended September 30, 2026.

Recent Financial & Business Highlights:

•	Achieved sequential and year-over-year revenue growth of 84% and 36%, respectively, reflecting the $0.8 million contribution from the recent VigilAigent acquisition and continued stabilization of Intrusion’s legacy business.

•	Implemented additional cost-reduction initiatives, including headcount reductions and the voluntary exchange of management and Board cash compensation for equity, to streamline operations and improve cost efficiency while ensuring the Company maintains the resources necessary to pursue longer-term growth opportunities.

•	Completed a $4.0 million debt-for-equity exchange in October which, together with other recent capital actions, increased stockholders’ equity to more than $5.0 million and allowed the Company to secure an additional 180-day extension from Nasdaq to regain compliance with the minimum bid price requirement.

“Our third quarter results represent an important step forward for Intrusion as we continued to stabilize our business, integrate VigilAigent’s capabilities with our existing platform, and execute on our growth strategy. Revenue in our legacy business approached prior-year levels, driven primarily by our contract with the State of Texas. Additionally, VigilAigent contributed its first full quarter of revenue since the acquisition, further strengthening our overall revenue run rate,” said Tony Scott, President & Chief Executive Officer of Intrusion. “We are also encouraged by the quality of opportunities currently developing in our pipeline, including opportunities to expand our existing partnerships and government relationships and grow in new markets. We believe that these opportunities could meaningfully support future sustainable revenue growth.”

Mr. Scott concluded, “Our focus remains on growing recurring revenue, expanding our commercial reach, and continuing to build a stronger platform that delivers AI-driven cybersecurity solutions to address the evolving threats facing our customers across both commercial and government markets. Looking ahead, we remain committed to disciplined execution as we work toward achieving profitability and creating long-term value for our shareholders.”

Third Quarter Financial Results

Revenue for the third quarter of 2026 was $2.7 million, representing an increase of 84% on a sequential basis and an increase of 36% compared to the prior year period. This improvement was driven by the first full quarter of revenue contributions from the recent VigilAigent acquisition and the State of Texas contract.

The gross profit margin was 55% for the third quarter of 2026, compared to 66% for the second quarter of 2026 and 77% for the prior year period. The decrease primarily reflects changes in revenue and product mix, including the addition of lower-margin managed services revenue from VigilAigent.

1

Operating expense for the third quarter of 2026 was $4.3 million, an increase of $0.8 million sequentially and $0.6 million compared to the third quarter of 2025. VigilAigent contributed approximately $0.8 million of operating expenses. Excluding VigilAigent, operating expenses from legacy Intrusion operations decreased approximately $0.2 million, or 5%, year over year. The Company also implemented reductions in headcount, contractor and discretionary marketing spending, and exchanged a portion of management and Board cash compensation for equity to conserve cash.

Net loss attributable to Intrusion for the third quarter of 2026 was $2.9 million, or $(0.12) per share, compared to a net loss of $2.1 million, or $(0.10) per share, in the third quarter of 2025. The increase primarily reflects higher operating expenses and a $0.4 million increase in interest expense related to the Company’s notes payable.

As of September 30, 2026, cash and cash equivalents were $0.4 million.

On October 29, 2026, the Company exchanged $4.0 million of outstanding debt for Series B preferred stock. This transaction, together with a recently completed warrant inducement transaction and the sale of a limited number of shares through the Company’s at-the-market (ATM) facility, increased stockholders’ equity to more than $5.0 million. As a result, the Company satisfied Nasdaq’s applicable listing requirements and qualified for an additional 180-day extension to regain compliance with the $1.00 minimum bid price requirement.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EST. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 494042. The call will also be webcast live (LINK) For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EST until November 26, 2026, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 54609. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions. In 2026, Intrusion acquired VigilAigent, an AI-native managed security service provider, expanding its recurring revenue base and commercial reach.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

2

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

3

INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$400	$3,624
Accounts receivable, net of allowance of $0.1 million	1,076	131
Prepaid expenses and other assets	511	476
Total current assets	1,987	4,231
Noncurrent Assets:
Property and equipment:
Equipment	2,990	2,917
Capitalized software development	6,691	5,663
Leasehold improvements	18	18
Property and equipment, gross	9,699	8,598
Accumulated depreciation and amortization	(5,458)	(4,313)
Property and equipment, net	4,241	4,285
Goodwill	4,407	–
Finance leases, right-of-use assets (“ROU”), net	132	222
Operating leases, ROU, net	1,362	1,392
Other assets	304	257
Total noncurrent assets	10,446	6,156
TOTAL ASSETS	$12,433	$10,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$2,065	$492
Accrued expenses	734	357
Finance lease liabilities, current portion	67	167
Operating leases liabilities, current portion	234	266
Notes payable, current portion	3,292	–
Deferred revenue	397	503
Total current liabilities	6,789	1,785

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	3	6
Operating lease liabilities, noncurrent portion	1,314	1,319
Notes payable, noncurrent portion	1,479	–
Total noncurrent liabilities	2,796	1,325

Commitments and Contingencies	–	–

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2026 and 2025	–	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 26,790 in 2026 and 20,117 in 2025; Outstanding shares – 26,789 in 2026 and 20,116 in 2025	266	201
Common stock held in treasury, at cost – 1 share(s)	(362)	(362)
Additional paid-in capital	139,107	134,547
Accumulated deficit	(136,120)	(127,066)
Noncontrolling interest	–	–
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	2,848	7,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,433	$10,387

4

INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$2,680	$1,966	$5,021	$5,614
Cost of revenue	1,203	461	1,920	1,335

Gross profit	1,477	1,505	3,101	4,279

Operating expenses:
Sales and marketing	1,274	1,273	4,269	3,664
Research and development	1,515	1,329	4,111	3,879
General and administrative	1,486	1,039	3,584	3,051

Operating loss	(2,798)	(2,136)	(8,863)	(6,315)

Interest expense	(397)	(17)	(518)	(67)
Other income, net	113	59	140	148

Net loss	(3,082)	(2,094)	(9,241)	(6,234)
Less net loss attributable to noncontrolling interests	(181)	–	(187)	–

Net loss attributable to Intrusion, Inc.	$(2,901)	$(2,094)	$(9,054)	$(6,234)

Net loss per share:
Basic	$(0.12)	$(0.10)	$(0.41)	$(0.32)
Diluted	$(0.12)	$(0.10)	$(0.41)	$(0.32)

Weighted average common shares outstanding:
Basic	24,802	19,975	21,840	19,698
Diluted	24,802	19,975	21,840	19,698

5